Exhibit 10.28

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of May 10, 2011, by and among KBS GKK PARTICIPATION HOLDINGS I, LLC, a Delaware limited liability company (“KBS GKK I”), and KBS ACQUISITION HOLDINGS, LLC, a Delaware limited liability company (“KBS Holdings”). Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in the Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”), dated as of the date hereof, between KBS GKK I, as Seller, and Goldman Sachs Mortgage Company, as Buyer.
WHEREAS, this Agreement relates to:
(a) that certain Loan Agreement dated as of April 1, 2008, between the borrowers named therein (collectively, “Borrower”) and Goldman Sachs Mortgage Company (“Goldman”), as successor-in-interest to Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc. (“Citi”) and SLG Stars Mortgage Loan LLC (“SLG Mortgage”), as successor-in-interest to SL Green Realty Corp. (“SL Green”), collectively, as the “Senior Lender” (as amended by that certain Amendment to Loan Agreement dated as of August 22, 2008, that certain Second Amendment to Loan Agreement dated as of March 9, 2010, that certain letter Re: Omnibus Extension of Loan Agreements dated as of March 13, 2011, (the “First Extension Letter”), that certain letter Re: Omnibus Extension of Loan Agreements dated as of April 15, 2011, (the “Second Extension Letter”), that certain letter Re: Omnibus Extension of Loan Agreements dated as of April 29, 2011, (the “Third Extension Letter”), and that certain letter Re: Omnibus Extension of Loan Agreements dated as of May 10, 2011 (the “Fourth Extension Letter”), the “Senior Loan Agreement”), whereby Senior Lender made a loan to Borrower in the original principal amount of $250,000,000 (the “Senior Loan”), which Senior Loan is now evidenced by (1) that certain Amended and Restated Promissory Note A-1 made by Borrower to Goldman in the original principal amount of $120,157,427.31 (the “Goldman Senior Note”), (2) that certain Amended and Restated Promissory Note A-2 made by Borrower to Citi in the original principal amount of $93,455,236.35 (the “Citi Senior Note”), and (3) that certain Amended and Restated Promissory Note A-3 made by Borrower to SLG Mortgage in the original principal amount of $35,697,282.81 (the “SLG Senior Note”; together with the Goldman Senior Note and the Citi Senior Note, the “Senior Notes”), and secured by, among other things, certain mortgages made by the Borrower in favor of Senior Lender (collectively, the “Senior Mortgages”), which Senior Mortgages encumber the real property more particularly described in the Senior Loan Agreement (collectively, the “Premises”);
(b) that certain Junior Mezzanine Loan Agreement dated as of August 22, 2008, between GKK Stars Junior Mezz 2 LLC (“Junior Mezzanine Borrower”), as borrower, and Goldman, Citi and SLG Stars Mezz Loan LLC, as successor-in-interest to SL Green (“SLG Mezz”), collectively as the “Junior Mezzanine Lender” (as amended by that certain Amendment to Junior Mezzanine Loan Agreement dated as of August 22, 2008, the First Extension Letter, the Second Extension Letter, the Third Extension Letter, and the Fourth Extension Letter, the “Junior Mezzanine Loan Agreement,” and together with the Senior Loan Agreement, the “Loan Agreements”), whereby Junior Mezzanine

Lender is the owner and holder of a loan to Junior Mezzanine Borrower in the original principal amount of $99,329,673.13 (the “Junior Mezzanine Loan” and together with the Senior Loan, the “Loans”), which Junior Mezzanine Loan is evidenced by (1) that certain Mezzanine Promissory Note A-1 (Junior Mezzanine Loan) made by Junior Mezzanine Borrower to Goldman in the original principal amount of $47,872,931.46 (the “Goldman Junior Mezzanine Note”), (2) that certain Mezzanine Promissory Note A-2 (Junior Mezzanine Loan) made by Junior Mezzanine Borrower to Citi in the original principal amount of $37,234,286.92 (the “Citi Junior Mezzanine Note”), and (3) that certain Mezzanine Promissory Note A-3 (Junior Mezzanine Loan) made by Junior Mezzanine Borrower to SLG Mezz in the original principal amount of $14,222,454.75 (the “SLG Mezz Junior Mezzanine Note”; together with the Goldman Junior Mezzanine Note and the Citi Junior Mezzanine Note, the “Junior Mezzanine Notes” and together with the Senior Notes, the “Notes”), and secured by, among other things, a Pledge and Security from Junior Mezzanine Borrower pursuant to which Junior Mezzanine Lender is granted a first priority security interest in the direct ownership interests of Junior Mezzanine Borrower in the Senior Mezzanine Borrowers (collectively, the “Junior Pledge Agreement”);
WHEREAS, (a) SLG Mortgage, Goldman and Citi entered into that certain Co-Lender Agreement dated as of August 22, 2008, relative to the Senior Loan (the “Senior Loan Co-Lender Agreement”), and (b) SLG Mezz, Goldman and Citi entered into that certain Co-Lender Agreement dated as of August 22, 2008 (the “Junior Mezzanine Co-Lender Agreement,” and together with the Senior Loan Co-Lender Agreement, the “Co-Lender Agreements”);
WHEREAS, Goldman, Citi and SLG Mortgage, and SLG Mezz, collectively in their individual capacities as “Senior Lender,” “Senior Mezzanine Lender,” and “Junior Mezzanine Lender” entered into that certain Intercreditor Agreement, dated as of August 22, 2008 (the “Intercreditor Agreement”);
WHEREAS, pursuant and subject to the terms and conditions of that certain Assignment and Assumption Agreement dated May 10, 2011, by and between SLG Mortgage and SLG Mezz (“SLG Assignors”), as assignors, and KBS GKK I, as assignee, SLG Assignors assigned, and KBS GKK I assumed, the SLG Mortgage Senior Note and the SLG Mezz Junior Mezzanine Note, and SLG Assignors' right, title and interest in and to the Loans, the Loan Agreements, the other Loan Documents, the Co-Lender Agreements and the Intercreditor Agreement (collectively, the “Assigned Interests”); and
WHEREAS, KBS GKK I wishes to contribute and convey the Assigned Interests, and KBS GKK I's obligations under the Co-Lender Agreements and the Intercreditor Agreement (the “Obligations”) to KBS Holdings, and KBS Holdings wishes to accept the Assigned Interests, and assume the Obligations.
NOW, THEREFORE, the parties agree as follows:

ARTICLE I
THE CONTRIBUTION
SECTION 1.01.    Contribution of the Assigned Interests. On the terms and subject to the conditions and other provisions set forth in this Agreement, KBS GKK I hereby contributes, assigns, transfers, conveys and delivers to KBS Holdings as a contribution to KBS Holdings' capital all of its right, title and interest in and to the Assigned Interests (the “Contribution”), and KBS Holdings hereby accepts the Contribution.
SECTION 1.02.    Assignment and Assumption of Participation Obligations. On the terms and subject to the conditions and other provisions set forth in this Agreement, KBS GKK I hereby assigns, transfers, conveys and delivers to KBS Holdings, and KBS Holdings hereby assumes, and agrees to observe and perform all of the covenants applicable to, the Obligations (the “Assumption”).
SECTION 1.03.    Acknowledgement of Consideration. Each of KBS GKK I and KBS Holdings hereby acknowledges that the Contribution and Assumption are made in consideration of an increase in the equity value of KBS GKK I's ownership interest in KBS Holdings, and each of KBS GKK I and KBS Holdings hereby acknowledges the sufficiency of such consideration.
SECTION 1.04.    Title. Title to the Assigned Interests shall pass to KBS Holdings on the date of this Agreement.
ARTICLE II
CONDITIONS OF THE CONTRIBUTION
SECTION 2.01.    Conditions Precedent to the Obligations of KBS Holdings and KBS GKK I. The obligations of KBS Holdings and KBS GKK I hereunder are subject to the satisfaction of each of the following conditions:
(a)This Agreement has been duly authorized by each of KBS Holdings and KBS GKK I, and all necessary limited liability company action has been taken and all necessary governmental approvals, if any, have been obtained with respect to this Agreement by each of KBS Holdings and KBS GKK I.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01.    Representations of KBS Holdings. As of the date hereof, KBS Holdings represents and warrants as follows:

(a)It (i) is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, (ii) is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (iii) has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as presently proposed to be conducted and for the purposes of the transactions contemplated by this Agreement and the other Transaction Documents.
(b)It has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the provisions hereof. Its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained.
(c)This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors rights and (ii) general principles of equity.
(d)There is no action, suit, investigation or proceeding pending or, to its knowledge, threatened against it before any court or arbitrator or Governmental Authority that would materially adversely effect its financial condition, business, assets or operations or which in any manner draws into question the validity or enforceability of this Agreement or any other Transaction Document or its ability to perform its obligations under the Transaction Documents.
(e)The execution, delivery and performance by it of this Agreement does not contravene, or constitute a default under, any Requirement of Law with respect to it or any contractual obligation with respect to it or result in the creation or imposition of any Lien on any property of it (except for Liens permitted under the Repurchase Agreement).
(f)The Contribution made pursuant to this Agreement is intended to constitute a valid contribution of the Assigned Interests to KBS Holdings and immediately upon contribution and conveyance hereunder KBS Holdings shall have good title thereto, enforceable against creditors of, and purchasers from, KBS GKK I.
(g)The Contribution and Assumption are made in good faith and without intent to hinder, delay or defraud creditors of KBS GKK I or KBS Holdings.

(h)Both before and after giving effect to the Contribution and Assumption, it is solvent within the meaning of the Bankruptcy Code and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Act of Insolvency has occurred with respect to it.
(i)All of its issued and outstanding limited liability company interests are owned by KBS GKK I, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by KBS GKK I. It has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.
(j)Other than its organizational documents, the Transaction Documents or any other agreement entered into in connection with the execution of the Repurchase Agreement, it is not a party to any contract or agreement of any kind or nature and it is not subject to any obligations or liabilities of any kind or nature in favor of any third party. It has not engaged in any activities since its formation (other than those incidental to its formation, the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).
(k)It is not (i) in violation of its organizational documents, (ii) in violation of any Requirement of Law or (iii) in violation of any contractual obligation.
SECTION 3.02.    Representations of KBS GKK I. As of the date hereof, KBS GKK I represents and warrants as follows:
(a)It has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power under the laws of such state to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to do so would have a Material Adverse Effect.
(b)This Agreement has been duly authorized, executed and delivered on its behalf and, assuming due authorization, execution and delivery by the other party thereto, this Agreement is a valid and legally binding agreement of KBS GKK I, enforceable against it in accordance with the Agreement's terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor rights and (ii) general principles of equity.
(c)There are is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over it which is required for the execution, delivery and performance of this Agreement (except to the extent that the failure to obtain such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Material Adverse Effect).
(d)There are no actions, suits, investigations or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it before any Governmental Authority which question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto, or which, if adversely determined, are reasonably likely to materially impair its ability to perform its obligations under this Agreement.
(e)Its execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which it is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to result in a Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Material Adverse Effect) or of the provisions of its organizational documents.
(f)The Contribution made pursuant to this Agreement is intended to constitute a valid contribution of the Assigned Interests to KBS Holdings and immediately upon contribution and conveyance hereunder KBS Holdings shall have good title thereto, enforceable against creditors of, and purchasers from, KBS GKK I. KBS GKK I shall have no remaining property interest in the Assigned Interests sold to KBS Holdings.
(g)The Contribution and Assumption are made in good faith and without intent to hinder, delay or defraud creditors of KBS GKK I or KBS Holdings.
(h)Immediately prior to the Contribution and Assumption contemplated hereby, it has good and valid title to the Assigned Interests, free and clear of all Liens and rights of others, except Liens permitted under the Repurchase Agreement.
ARTICLE IV
COVENANTS
SECTION 4.01.    Covenants of the Parties.
(a)    Compliance with Laws, etc. Each of KBS Holdings and KBS GKK I will comply in all material respects with all applicable Requirements of Law, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and

(b)adversely affect its business, financial condition, operations or properties or its ability to perform its obligations under the Transaction Documents to which it is a party.
(c)Notice of Proceedings. Promptly upon becoming aware thereof, each of KBS Holdings and KBS GKK I agrees to give the other party to this Agreement and both Citicorp Financial Products Inc. and Goldman Sachs Mortgage Company (collectively, “Buyers”) written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting it which is reasonably likely to have a material adverse effect on its financial condition, business, assets or operations or its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party.
(d)Further Assurances. Each of KBS Holdings and KBS GKK I agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further reasonable actions that may be reasonably necessary or desirable to perfect, protect, or more fully evidence the contribution, conveyance and acceptance of the Contribution and Assumption under this Agreement, or to enable a party to this Agreement or its assignee to exercise and enforce its respective rights and remedies under this Agreement.
ARTICLE V
MISCELLANEOUS
SECTION 5.01.    Entire Agreement. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.
SECTION 5.02.    Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto may not otherwise assign either this Agreement or any of their respective rights, interest, or obligations hereunder without the prior written approval of the other parties and Buyers.
SECTION 5.03.    Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission (in pdf format) shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5.04.    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.05.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.
SECTION 5.06.    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same will be in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
SECTION 5.07.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
SECTION 5.08.    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
SECTION 5.09.    Nonpetition Covenants. Each of KBS Holdings and KBS GKK I hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Repurchase Obligations, it will not institute against, or join any other Person in instituting against, KBS Holdings any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 5.09 shall survive the termination of this Agreement. Buyers are an intended third party beneficiary of this Section.

IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.
KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company

By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ David E. Snyder
David E. Snyder
Chief Financial Officer

[Signatures continue on next page]

KBS ACQUISITION HOLDINGS, LLC,
a Delaware limited liability company

By:    KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company,
its sole member

By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ David E. Snyder
David E. Snyder
Chief Financial Officer